Third Quarter 2015 Earnings Conference Call

SPARTAN®



November 5, 2015

FORWARD-LOOKING STATEMENTS

This presentation contains some forward-looking statements that are not historical facts, including statements concerning our business, financial strength, future plans, objectives, and the performance of our products. These statements can be identified by words such as "believe", "expect", "forecast", ""potential", "project", "future", "may", "will", and "should", and similar expressions or words. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences may include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationship with major customers or suppliers; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. The risk factors disclosed in Part I – Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission and available at www.sec.gov or our website, include all known risks our management believes could materially affect the results described by forward-looking statements contained in this presentation. However, those risks may not be the only risks we face. Our business, operations, and financial performance could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations. In addition, new risks may emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. All forward-looking statements in this presentation are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. All dividends are considered and declared by our Board of Directors, in its discretion. We undertake no obligation to publicly update or revise any forward-looking statements in this presentation, whether as a result of new information, future events, or otherwise.

Today's Agenda

- Welcome and Opening Comments
- Third Quarter 2015 Operational Review
- Third Quarter 2015 Financial Review
- Fourth Quarter Outlook
- Future Operational Focus

THIRD QUARTER OVERVIEW - ER

- John Slawson named President of Spartan Emergency Response
  - Held leadership roles at:
    - Horton Ambulance (President and CEO)
    - US Tanker
    - Oshkosh Corporation
    - Pierce Manufacturing
- Spartan manufacturing leadership on-site at Brandon
  - Regaining momentum on operational turnaround
- New leadership to focus on fixing front-end processes
  - Ordering, pricing, product engineering
- Revising 4Q15 ER forecast downward
  - Result of 3Q15 production shortfall
  - Recording non-recurring and non-cash charges in 3Q15

THIRD QUARTER PERFORMANCE

- Net sales of $136.6M, down 5.3% from $144.2M
- Gross margin of 9.4% of sales versus 12.5% - down on volume, mix, warranty accruals and asset impairment
- Operating loss of $0.5M versus $4.3M in third quarter 2014
- Non-cash expenses include $2.2M asset impairment charges and $3.2M valuation allowance on deferred tax assets
- Net loss of $5.8M, or ($0.17) per share, versus net income of $3.2M, or $0.09 per share
- Adjusted net loss of $0.1M, or ($0.00) per share, excluding $5.9M non-recurring items, versus $3.4M, or $0.10 per share


Revenues
($ in millions)
200
150
100
50
0
Q3 2015
Q3 2014


Consolidated Operating Earnings
($ in millions)
6
5
4
3
2
1
0
-1
Q3 2015
Q3 2014

NON-GAAP ADJUSTMENTS

3Q15 Adjustments to GAAP:*

- Adjusted operating income of $2.2M
- Adjustments include:
  - Restructuring - $0.5M
  - Asset impairment - $2.2M
  - Deferred tax valuation allowance - $3.2M
- Adjusted net loss of $0.1M, or ($0.00) per share

3Q14 Adjustments to GAAP:*

- Adjusted operating income of $4.5M
  - Restructuring - $0.3M
- Adjusted net income of $3.4M, or $0.10 per share

* See reconciliation of non-GAAP financial information on slide 14

DSV – THIRD QUARTER RESULTS

Summary Results: Delivery and Service Vehicles

Unaudited

(In thousands)	Third Quarter 2015	Third Quarter 2014	% Change
Delivery and Service Vehicles			
Revenue			
Vehicles	$ 45,526	$ 44,739	1.8%
Aftermarket & Service	8,711	7,730	12.7%
Total revenue	$ 54,237	$ 52,469	3.4%
Operating income (loss)	$ 4,064	$ 1,845	120.3%

- Revenue up 3.4% from third quarter 2014 on higher aftermarket revenue and favorable vehicle mix
- Operating income more than doubled to $4.1M from $1.8M
  - Higher operating income due to favorable product mix, higher aftermarket parts sales, better material utilization and reduced operating expense



Revenues
($ in millions)
80
60
40
20
0
Q3 2015
Q3 2014



Operating Earnings
($ in millions)
5
4
3
2
1
0
Q3 2015
Q3 2014

SPARTAN MOTORS

ER – THIRD QUARTER RESULTS

Summary Results: Emergency Response

Unaudited

(In thousands)

	Third Quarter		
	2015	2014	% Change
Emergency Response			
Revenue	$ 42,030	$ 60,656	-30.7%
Operating income (loss)	$ (5,991)	$ 1,658	NMF

- Revenue decreased 30.7% to $42.0M, reflecting lower production and shipments
- Third quarter 2014 benefited from $14M in revenue on sales of 46 Peru units
- Operating loss of $6.0M, due to lower volume and mix of $4.6M, asset impairment charges of $2.2M, restructuring expenses of $0.5M, service campaign and warranty costs of $1.4M


Revenues
($ in millions)
70
60
50
40
30
20
10
0
Q3 2015
Q3 2014


Operating Earnings
($ in millions)
4
2
0
-2
-4
-6
-8
Q3 2015
Q3 2014

SCV – THIRD QUARTER RESULTS

Summary Results: Specialty Chassis and Vehicles

Unaudited

(In thousands)			
	Third Quarter		
	2015	2014	% Change
Specialty Chassis & Vehicles			
Revenue			
Motorhome chassis	$ 32,367	$ 23,370	38.5%
Parts and Assemblies	5,550	5,208	6.6%
Other Specialty Vehicle	2,388	2,536	-5.8%
Total revenue	$ 40,305	$ 31,114	29.5%
Operating income	$ 2,776	$ 2,930	-5.3%


Revenues
($ in millions)
50
38
25
13
0
Q3 2015
Q3 2014


Operating Earnings
($ in millions)
4
3
2
1
0
Q3 2015
Q3 2014

- Revenue increased 29.5% to $40.3M on higher Motorhome chassis sales as well as Aftermarket Parts and Assemblies
- SCV operating income essentially flat at $2.8M after $0.7M warranty accrual

SPARTAN MOTORS

FOURTH QUARTER OUTLOOK

- Consolidated revenue of $130 million to $135 million
- DSV and SCV profitable but expected to follow normal seasonal fourth quarter patterns
- ER expected to underperform in fourth quarter as the business is put back on track
- Consolidated operating income for fourth quarter 2015 is expected to be similar to fourth quarter 2014
- Cash at year end above September 30 levels
- 2016 outlook to be provided with year end 2015 results

OPERATIONAL FOCUS AND OUTLOOK

- Reacted swiftly to slowing momentum in ER turnaround
- Committed to ER business
- Top priority is to fix ER operations – multi-year plan in place
- Senior leadership changes – CFO, ER President, Corp Director of Engineering
- DSV and SCV businesses are profitable and growing
- Expect ER to return to planned operating performance by year end
- Ongoing implementation of operational discipline and performance throughout Spartan Motors
- Generate positive momentum heading into 2016

SPARTAN

SPARTANMOTORS.COM

Third Quarter 2015
Appendix

NON-GAAP FINANCIAL INFORMATION

This release contains adjusted operating income, adjusted net income (loss) attributable to Spartan Motors and adjusted earnings (loss) per share measures, which are all Non-GAAP financial measures. These are calculated by excluding items that we believe to be infrequent or not indicative of our operating performance. For the periods covered by this release such items consist of expenses associated with restructuring actions taken to improve the efficiency and profitability of certain of our manufacturing operations, non-cash asset impairment charges and a non-cash deferred tax asset valuation allowance. We present these adjusted Non-GAAP measures because we consider them to be important supplemental measures of our performance and believe them to be useful to show ongoing results from operations distinct from items that are infrequent or not indicative of our operating performance.

The adjusted Non-GAAP measures are not measurements of our financial performance under GAAP and should not be considered as an alternative to operating income, net income (loss) attributable to Spartan Motors or earnings (loss) per share under GAAP. These adjusted Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating the adjusted Non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation, despite our assessment that such expenses are infrequent or not indicative of our operating performance. Our presentation of the adjusted Non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results and using adjusted Non-GAAP measures only as a supplement.

The following table reconciles operating income (loss) to adjusted operating income, net income (loss) attributable to Spartan Motors to adjusted net income (loss) attributable to Spartan Motors and earnings (loss) per share to adjusted earnings (loss) per share for the periods indicated.

NON-GAAP FINANCIAL INFORMATION

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,			
	2015	% of sales	2014	% of sales
Operating income (loss)/Operating margin	$ (458)	-0.3%	$ 4,255	2.9%
Add back: restructuring charges	462	0.3%	275	0.2%
Add back: asset impairment	2,234	1.6%	-	0.0%
Adjusted operating income (loss)/Adjusted operating margin	$ 2,238	1.6%	$ 4,530	3.1%
Net income (loss) attributable to Spartan Motors	$ (5,818)	-4.3%	$ 3,199	2.2%
Add back: restructuring charges, net of tax	306	0.2%	221	0.2%
Add back: asset impairment, net of tax	2,216	1.6%	-	0.0%
Add back: deferred tax asset valuation allowance	3,151	2.3%	-	0.0%
Adjusted net income (loss) attributable to Spartan Motors	$ (145)	-0.1%	$ 3,420	2.4%
Net earnings (loss) per share - basic and diluted	$ (0.17)	0.0%	$ 0.09	0.0%
Add back: restructuring charges, net of tax	0.01	0.0%	0.01	0.0%
Add back: asset impairment, net of tax	0.07	0.0%	-	0.0%
Add back: deferred tax asset valuation allowance	0.09	0.0%	-	0.0%
Adjusted net earnings (loss) per share - diluted	$ (0.00)	0.0%	$ 0.10	0.0%

FOR MORE INFORMATION:

Spartan Motors, Inc.
Greg Salchow
Group Treasurer &
Director of Investor Relations
517.997.3842


SPARTAN

www.spartanmotors.com